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                                         Exhibit 11


Blyth Industries, Inc.
Computations of Earnings Per Common Share
(In thousands except per share data)




I.   Twelve months ended January 31:                       1996           1997
                                                          ------         ------

     Average number of shares outstanding during the
     period                                               28,889         30,788
     Common equivalent shares:
       Shares issuable under outstanding options
       which are dilutive                                    434            566
       Shares which could have been purchased based
       upon the market value for the period                  243            231
                                                          ------         ------
                                                             191            335
                                                          ------         ------
     Weighted average number of common
     and common equivalent shares outstanding             29,080         31,123

     Net earnings                                        $24,024        $40,137

     Earnings per common and common equivalent share       $0.83          $1.29


II. Three months ended January 31:

    Average number of shares outstanding during the
    period                                                30,706         30,912
    Common equivalent shares:
      Shares issuable under outstanding options which
      are dilutive                                           484            619
      Shares which could have been purchased based
      upon the market value for the period                   223            298
                                                          ------         ------
                                                             261            321
                                                          ------         ------

    Weighted average number of common
      and common equivalent shares outstanding            30,967         31,233

    Net earnings                                          $7,042        $12,027

    Earnings per common and common equivalent share        $0.23          $0.39